Exhibit 99.1

March 2, 2012

Dear McEwen Mining Shareholders,

Please find the attached El Gallo Complex development update.

Phase 1 construction at the El Gallo Complex remains within budget and on schedule for first gold pour expected mid-year, 2012!

Key development highlights over the past two weeks are:

•                  Foundation for the Phase 1 process plant now under construction

•                  Mining at Sargrado Corazon deposit begins

•                  Carbon columns for the Phase 1 process plant 60% complete

•                  Haul road between the Palmarito and El Gallo deposits 95% complete

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto ON M5J 2T3 P.O. Box 792 E-mail: info@mcewenmining.com

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MUX El Gallo Complex Development Photo Update March 02, 2012 MCEWEN MINING

2 Foundation for the Phase 1 process plant.

3 Foundation for the Phase 1 process plant.

4 Foundation for the Phase 1 process plant.

5 Foundation for the Phase 1 process plant generators.

6 Constructing interior for the Phase 1 process plant.

7 Carbon columns for the Phase 1 process plant 60% complete.

8 Carbon columns for the Phase 1 process plant 60% complete.

9 Heap leach pad expansion underway.

10 Heap leach pad expansion underway.

11 Heap leach pad expansion underway.

12 Pre-stripping at the Samaniego open pit.

13 First bench being prepared for the Sargrado Corazon deposit.

14 First bench being prepared for the Sargrado Corazon deposit.

15 Haul road between the Palmarito and El Gallo deposits 95% complete.

16 Haul road between the Palmarito and El Gallo deposits 95% complete.

17 Haul road between the Palmarito and El Gallo deposits 95% complete.

18 Administration building.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441- 0690 Fax: (647) 258-0408 Email: info@mcewenmining.com MCEWEN MINING